UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 12, 2004

Cholestech Corporation

(Exact name of registrant as specified in its charter)

California	000-20198	94-3065493

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3347 Investment Boulevard
Hayward, California 94545
(Address of principal executive offices, including zip code)

(510) 732-7200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.56
EXHIBIT 10.57
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement

     See Item 5.02 for a description of a severance agreement and change of control severance agreement for a newly appointed executive officer, which description is incorporated in this Item 1.01 by this reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On October 14, 2004, Cholestech Corporation (the “Company”) issued a press release announcing the appointment of John F. Glenn as the Company’s Chief Financial Officer, effective October 13, 2004. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     Prior to joining the Company, Mr. Glenn, age 43, served as Vice President of Finance and Chief Financial Officer of Invivo Corporation, a patient vital signs monitoring systems company, from November 1990 to January 2004. From 1988 to 1990, Mr. Glenn served as Vice President of Finance and Chief Financial Officer of Pillar Corporation, a manufacturer of heat induction and melting equipment for the metals industry. From 1983 to 1988, he was Assistant Vice President of First Interstate Bank. Mr. Glenn received a Bachelor of Science degree in business administration from the University of Nevada and a Masters of Business Administration from the University of Santa Clara.

     As the Company’s Chief Financial Officer, Mr. Glenn will be paid an annual base salary of $210,000 and has been granted an option to purchase up to 40,000 shares of the Company’s common stock at an exercise price of $6.97, the closing sales price of the Company’s common stock on October 13, 2004, as reported by The Nasdaq Stock Market. The stock option has a seven year term and the shares subject to the stock option will vest over a period of four years, subject to Mr. Glenn’s continued employment with the Company.

     On October 12, 2004, the Company and Mr. Glenn entered into a severance agreement that provides that in the event he is terminated by the Company, for any or no reason, he will be paid, over a period of 12 months commencing on the date of such termination, an amount equal to 12 months’ compensation, at the rate of compensation in effect immediately prior to such termination (minus applicable withholding). Pursuant to the severance agreement, Mr. Glenn will also receive medical and dental coverage for 12 months and 12 months’ worth of unvested and outstanding stock options held by Mr. Glenn will vest. This brief description of the severance agreement is qualified by reference to the provisions of the severance agreement attached to this Current Report on Form 8-K as Exhibit 10.56.

     On October 12, 2004, the Company and Mr. Glenn entered into a change of control severance agreement that provides that if Mr. Glenn’s employment is terminated without cause or constructively terminated within 12 months after a change of control of the Company, (a) he will be paid, over a period of 18 months commencing on the date of such termination, an amount equal to (i) 18 months’ compensation at the rate of compensation in effect immediately prior to such termination (minus applicable withholding), (ii) 150% of his target bonus as in effect for the fiscal year in which the termination occurs and (iii) up to 100% of his target bonus as in effect for the fiscal year in which the termination occurs, with such amount determined by the board of directors in its sole discretion based on his achievement of the management objectives on which such bonus is based and pro rated for the year of termination, (b) 100% of the outstanding stock options held by Mr. Glenn will vest, and (c) he will receive medical and dental coverage for 18 months. This brief description of the change of control severance agreement is qualified by reference to the provisions of the change of control severance agreement attached to this Current Report on Form 8-K as Exhibit 10.57.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.56	Severance Agreement between the Company and John F. Glenn dated October 12, 2004
10.57	Change of Control Severance Agreement between the Company and John F. Glenn dated October 12, 2004
99.1	Press Release of Cholestech Corporation dated October 14, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOLESTECH CORPORATION
	By:	/s/ Warren E. Pinckert II Warren E. Pinckert II President and Chief Executive Officer
Date: October 14, 2004

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EXHIBIT INDEX

Exhibit No.	Description
10.56	Severance Agreement between the Company and John F. Glenn dated October 12, 2004
10.57	Change of Control Severance Agreement between the Company and John F. Glenn dated October 12, 2004
99.1	Press Release of Cholestech Corporation dated October 14, 2004

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